UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Third Amended and Restated Advisory Agreement
On February 17, 2016, KBS Strategic Opportunity REIT II, Inc. (the “Company”) and KBS Capital Advisors LLC (the “Advisor”) entered into a Third Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”). The Amended Advisory Agreement increases the acquisition fee payable to the Advisor with respect to investments acquired or originated with proceeds raised in the Company’s initial public offering (the “Offering”) after February 16, 2016, from 1.5% to 2.6% of the cost of investments acquired or originated by the Company, or the amount to be funded by the Company to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment budgeted as of the date of acquisition.
The Amended Advisory Agreement also provides that, at the termination of the primary portion of the Offering, the Advisor and its affiliates will reimburse the Company to the extent that the organization and other offering expenses (which exclude selling commissions, dealer manager fees and stockholder servicing fees) paid directly or reimbursed by the Company in connection with the primary portion of the Offering, regardless of when incurred, exceed 1.0% of gross offering proceeds from the primary portion of the Offering. The Advisor and its affiliates will be responsible for any organization and other offering expenses related to the primary portion of the Offering to the extent they exceed 1.0% of gross proceeds from the primary portion of the Offering as of the termination of the primary portion of the Offering.
In addition, the Amended Advisory Agreement clarifies the calculation of gross investment amount for purposes of determining whether the Advisor has earned a subordinated termination fee, a subordinated participation in net cash flows or a subordinated incentive fee as follows. Because gross investment amount is determined based on shares of the Company’s common stock purchased by investors, and as such excludes stock dividends, the Amended Advisory Agreement clarifies that shares received as a stock dividend and subsequently repurchased by the Company will not reduce gross investment amount.
The Amended Advisory Agreement is effective through August 12, 2016; however, either party may terminate the Amended Advisory Agreement without cause or penalty upon providing 60 days’ written notice. Except as described herein, in all other material respects, the terms of the Amended Advisory Agreement are consistent with those of the advisory agreement that was previously in effect. The Amended Advisory Agreement is attached as Exhibit 10.1 hereto.
Amended and Restated Dealer Manager Agreement
On February 17, 2016, the Company and KBS Capital Markets Group LLC (the “Dealer Manager”) entered into an Amended and Restated Dealer Manager Agreement (the “Amended Dealer Manager Agreement”). The Amended Dealer Manager Agreement provides that the Dealer Manager will offer and sell the Company’s Class A and Class T shares of common stock in the Offering. Class A shares will be sold at an initial price of $10.00 per share and Class T shares will be sold at an initial price of $9.59 per share with discounts available to both classes of shares. Under the Amended Dealer Manager Agreement, the Company will pay selling commissions to the Dealer Manager in amounts up to 6.5% of the price per share of Class A common stock sold and up to 3.0% of the price per share of Class T common stock sold. Additionally, the Company will pay dealer manager fees to the Dealer Manager in an amount up to 2.0% of the price per share of Class A and Class T common stock sold. The Dealer Manager reallows all selling commissions to participating broker dealers and may generally reallow (from its dealer manager fee) to any participating broker dealer up to 1.0% of the gross proceeds from the primary portion of the Offering attributable to that participating broker dealer as a marketing fee; in select cases up to 1.5% of the gross proceeds from the primary portion of the Offering may be reallowed. No selling commissions or dealer manager fees are payable on shares of common stock sold under the dividend reinvestment plan.
Also, under the Amended Dealer Manager Agreement, the Dealer Manager will receive an annual stockholder servicing fee of 1.0% of the purchase price per share (ignoring any discounts that may be available to certain categories of purchasers) of Class T common stock sold in the primary portion of the Offering solely to the extent there is a broker dealer of record with respect to such Class T share that has entered a currently effective selected dealer agreement or servicing agreement that provides for the payment to such broker dealer of the stockholder servicing fee with respect to such Class T share, and such broker dealer of record is in compliance with the applicable terms of such selected dealer agreement or servicing agreement related to such payment. To the extent payable, the stockholder servicing fee will accrue daily and be paid monthly in arrears, and the Dealer Manager will reallow 100% of the stockholder servicing fee to such broker dealer of record for services provided to Class T stockholders after the initial sale of the Class T share.  In addition, no stockholder servicing fee will be paid with respect to Class T shares purchased through the dividend reinvestment plan or issued pursuant to a stock dividend; however, the stockholder servicing fee payable with respect to Class T shares purchased in the primary portion of the Offering will be allocated to the Class T shares as a class expense.  The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the net asset value of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in the primary portion of the Offering exceeds amounts available for distribution to holders of Class A shares.

The stockholder servicing fee with respect to a Class T share will cease accruing upon the occurrence of any of the following events: (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the primary offering in which the Class T share was sold, as calculated by the Company with the assistance of the Dealer Manager after the termination of the primary offering in which the Class T share was sold, (ii) with respect to a particular Class T share, on the fourth anniversary of the issuance of the share, (iii) a listing of the Company’s common stock on a national securities exchange, (iv) a merger or other extraordinary transaction, and (v) the date the Class T share associated with the stockholder servicing fee is no longer outstanding such as upon its redemption or the Company’s dissolution.
Except as described herein, in all other material respects, the terms of the Amended Dealer Manager Agreement are consistent with those of the dealer manager agreement that was previously in effect. The Amended Dealer Manager Agreement is attached as Exhibit 1.1 hereto.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS
Articles of Amendment and Articles Supplementary
Effective February 16, 2016, the Company established two classes of its common stock: Class A and Class T by filing Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “SDAT”). Pursuant to its Articles Supplementary, the Company designated 500,000,000 shares of its common stock as Class A and Class T, respectively. The Class A and Class T shares will be subject to class-specific expenses, as described in the Multiple Class Plan adopted by the Company’s board of directors and effective February 16, 2016 and attached hereto as Exhibit 4.1. The payment of class-specific expenses may result in different amounts of distributions being paid with respect to each class of shares.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any distribution of the assets of the Company, then such assets, or the proceeds therefrom, will be distributed among the holders of Class A shares and Class T shares ratably in proportion to the respective net asset value (“NAV”) for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Other than the differing class-specific allocable fees and expenses, Class A shares and Class T shares have identical rights and privileges. Also effective February 16, 2016, the Company further amended its charter by filing Articles of Amendment that provide that the currently issued and outstanding shares of common stock of the Company are renamed as Class A common stock. The Articles Supplementary, the Articles of Amendment and the Multiple Class Plan are incorporated herein by reference as Exhibits 3.1, 3.2, 3.3 and 4.1 hereto.
ITEM 8.01 OTHER EVENTS
Third Amended and Restated Dividend Reinvestment Plan
As of February 16, 2016, the Company’s board of directors adopted a third amended and restated dividend reinvestment plan (the “Amended DRP”). The Amended DRP provides participants the ability to purchase additional Class A and Class T shares of common stock through the reinvestment of cash distributions from the Company. Purchases pursuant to the Amended DRP will be in the same class of shares as the shares for which each stockholder received the distributions that are being reinvested. Until the Company announces an NAV per share, purchases of shares pursuant to the Amended DRP will be made at a price equal to 95% of the then-current offering price for shares in the primary portion of the Company’s current offering (whether in the Company’s initial offering or a follow-on offering and ignoring any discounts that may be available to certain categories of purchasers) or 95% of the most recent offering price in a primary offering if there is no current offering, which prices are initially $9.50 per Class A share and $9.12 per Class T share. No stockholder servicing fees will be paid on Class T shares issued pursuant to the Amended DRP; however, the stockholder servicing fee payable with respect to Class T shares purchased in the primary portion of the Offering will be allocated to all the Class T shares as a class expense. The stockholder servicing fee therefore will impact the distributions payable on all Class T shares and may impact the NAV of all Class T shares if the amount of the stockholder servicing fee payable on the Class T shares sold in the primary portion of the Offering exceeds amounts available for distribution to holders of Class A shares.
The Amended DRP will become effective 10 days after the filing of this Current Report on Form 8-K, or on March 3, 2016. The Amended DRP is attached as Exhibit 4.2 hereto.

Third Amended and Restated Share Redemption Program
As of February 16, 2016, the Company’s board of directors adopted a third amended and restated share redemption program (the “Amended SRP”). The Amended SRP provides that, for purposes of determining whether a stockholder has held a share submitted for redemption for at least one year, shares purchased through the dividend reinvestment plan or received as a stock dividend will be deemed to have been acquired on the same date as the initial share to which the dividend reinvestment plan share or stock dividend share relate. Additionally, the Amended SRP provides that until the Company announces an estimated NAV, shares received as a stock dividend will be redeemed at a price based on the “amount available for investment/net investment amount” percentage shown in the estimated use of proceeds table in the Company’s prospectus for its current or most recent primary offering.
The Amended SRP will become effective 30 days after the filing of this Current Report on Form 8-K, or on March 23, 2016. The Amended SRP is attached as Exhibit 99.1 hereto.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

1.1	Amended and Restated Dealer Manager Agreement, by and between the Company and KBS Capital Markets Group LLC, dated February 17, 2016

3.1
Articles Supplementary for the Class T shares of common stock, incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-192331, dated February 16, 2016

3.2
Articles Supplementary for the Class A shares of common stock, incorporated by reference to Exhibit 3.4 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-192331, dated February 16, 2016

3.3
Articles of Amendment, incorporated by reference to Exhibit 3.5 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-192331, dated February 16, 2016

4.1
Multiple Class Plan, incorporated by reference to Exhibit 4.6 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-192331, dated February 16, 2016

4.2	Third Amended and Restated Dividend Reinvestment Plan

10.1	Third Amended and Restated Advisory Agreement, by and between the Company and the KBS Capital Advisors LLC, dated February 17, 2016

99.1	Third Amended and Restated Share Redemption Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: February 22, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary